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                                                                    Exhibit 10.1

                                 FIRST AMENDMENT

                                   LEASE FROM
                      TRUSTEES OF THE CAMBRIDGE EAST TRUST
                                       TO
                               EPIX MEDICAL, INC.

      This is the First Amendment made as of February 8, 1999 to the Lease dated as of July 7, 1998 between the Trustees of The Cambridge East Trust, as Landlord, and EPIX Medical, Inc., as Tenant, for premises at 63-75 Rogers Street, Cambridge, Massachusetts (the "Lease").

      Whereas, the Landlord and the Tenant wish to provide the Tenant the option to extend the term of the Lease for either three or five years at 95% of then fair market rental (but not less than $17.17 per square foot) on the condition that Tenant's exercise of the option to extend will void the Tenant's present rights to terminate the term of the Lease.

      Therefore, for valuable consideration the receipt and sufficiency of which is mutually acknowledged:

1. The following new Section 3.6 is added to the Lease:

      Section 3.6 Tenant's Option to Extend. In the event this Lease is in full force and effect without notice of default to Tenant or, if such notice of default has been given, Tenant is acting promptly and diligently to cure the same and applicable grace periods, if any, have not expired, and the original Tenant (or any successor Tenant to whom the transfer of the tenant's interest hereunder was stated in Section 8.9 not to constitute an "assignment") holds the entire tenant's interest hereunder and is in occupancy of the Premises and engaged in the active conduct of its business, the original Tenant (or any such successor Tenant) may extend the initial Term as to the entire Premises for one period of either three (3) or five (5) years, as stated in the notice, from the Termination Date on the terms and conditions of this Lease (except for Annual Fixed Rent, which shall be determined as follows), by giving at least nine (9) months' (but not more than fifteen (15) months) prior written notice thereof to Landlord, and thereafter all references in this Lease to the Term shall also include the Term as extended. Any notice which fails to specify whether the extension is for three (3) or five (5) years, or is given earlier than fifteen
(15) months or later than nine (9) months prior to the end of the initial Term, shall be entirely void and without legal force or effect.


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      Annual Fixed Rent for the extended Term shall be established as set forth in Section 6.1.

      The following is added to Section 6.1:

      Tenant may (but is not obligated to) send Landlord a notice prior to exercise of the Tenant's right to extend the Term inquiring as to the Annual Fixed Rent Landlord would be willing to accept for the extended Term (the "Extended Term Rent Inquiry Notice"). Within the later of (i) thirty (30) days of receipt of the Extended Term Rent Inquiry Notice or (ii) February 15, 2002, Landlord shall inform Tenant in writing of such Annual Fixed Rent ("Landlord's Offered Extended Term Annual Fixed Rent"). If Tenant states in Tenant's notice exercising Tenant's right to extend the Term that Tenant accepts Landlord's Offered Extended Term Annual Fixed Rent, then that shall be the Annual Fixed Rent for the extended Term. The references to Annual Fixed Rent are intended, as stated elsewhere in this Section 6.1, to mean a base rent which is 95% of fair market rent.

      If Annual Fixed Rent for the First Offer Premises has not been established in accordance with the preceding paragraph, then Annual Fixed Rent for the extended Term shall be established by agreement between Landlord and Tenant and shall be 95% of fair market rent for the Premises (exclusive of Real Estate Taxes and Operating Expenses) on or about the date the extended Term begins established as stated below (but in no event shall Annual Fixed Rent for the extended Term be less than Annual Fixed Rent for the year 2000 as stated in
Section 1 REFERENCE DATA). Fair market rent shall be the highest annual fixed rent (or schedule or formula of varying rents) which willing tenants would pay to lease such area for the term in question in a competitive and open market under terms and conditions substantially the same as those of this Lease with such area considered free and clear of this Lease and as though then available for occupancy for any legal use in their then condition. Rent historically paid under this Lease shall be disregarded in determining fair market rent. Comparable space shall be considered by the appraisers in unimproved condition (that is, exclusive of tenant improvements). Specifically, Tenant's improvements described on the plans and specifications listed in Exhibit -Improvements attached hereto are to be excluded.

      If Landlord and Tenant have not agreed on such Annual Fixed Rent in writing by August 1,2002, the fair market rate shall be determined by appraisers, one to be chosen by Landlord, one to be chosen by Tenant and a third to be selected by the two first chosen if the first two cannot agree; or, at Landlord's option, by a member of the American Society of Real Estate Counsellors experienced in first class urban office buildings and from their determination of fair market rent Landlord and Tenant will impute Annual Fixed Rent at 95% thereof as aforesaid.

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      Landlord and Tenant shall each notify the other of its chosen appraiser within thirty (30) days after August 1, 2002 and, unless those two appraisers shall have reached a unanimous decision within seventy-five (75) days from the end of that thirty (30) day period, they shall within the following fifteen (15) days select a third appraiser, notify Landlord and Tenant thereof and proceed forthwith to decision. If Landlord elects to have the determination made by a member of the American Society of Real Estate Counsellors, Landlord shall notify Tenant within thirty (30) days after the commencement of such year of the name of the Counsellor chosen, and neither party shall have any further obligation to select appraisers. If Tenant notifies Landlord within thirty (30) days of the date of Landlord's notice that Tenant wants two (2) or, if necessary three (3), such Counsellors to act, and includes in that notice the name of a second Counsellor, then Landlord shall so inform the original Counsellor, and those two Counsellors shall proceed in the manner and on the schedule specified herein for appraisers, including selecting a third Counsellor failing agreement of the two. Landlord and Tenant shall each bear the expense of the appraiser/Counsellor chosen by it and shall bear equally the expense of the third appraiser/ Counsellor (if any) or of the sole Counsellor if he or she acts alone. The written decision of the sole Counsellor, the unanimous written decision of the two first appraisers/Counsellors chosen, without selection and participation of a third, or, if they do not agree, the written decision of a majority of the three appraisers/Counsellors, as the case may be, shall be conclusive and binding upon Landlord and Tenant.

      Until Annual Fixed Rent for the extended Term is determined, Tenant shall make payments of Annual Fixed Rent in the amount of Landlord's last offer subject to retroactive adjustment, without interest, in conformity with and within thirty (30) days of the determination of Annual Fixed Rent as set forth in this Section.

The following is added to Section 3.4:

      All rights under this Section 3.4 shall become void and of no further force or effect on the giving of notice under Section 3.6 extending the Term.

2. AGREEMENT MADE ONLY WHEN AMENDMENT SIGNED. This Amendment shall bind Landlord and Tenant only when executed and delivered by both. This Amendment when signed by one party and delivered to the other, shall constitute an offer to enter into the Amendment on the terms set forth herein. No submission of this Amendment, unsigned by either party to the other, shall constitute an offer.

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3. Except as previously amended and as amended herein, the Lease is ratified and confirmed.

LANDLORD:                                  TENANT:

Trustees of The Cambridge East             EPIX Medical, Inc.
Trust, as Trustees and not individually

By: Beal and Company, Inc.
    Managing Agent

By: /s/ Robert L. Beal                     By: /s/ Michael D. Webb
   -----------------------                    -----------------------

   hereunto duly authorized                   hereunder duly authorized


                             Secretary's Certificate

      The undersigned hereby certifies (1) that s/he is the duly elected Secretary / Assistant Secretary of the corporation executing this First Amendment, (2) that the Tenant's officers / Directors has duly decided as required by law and the Tenant's governing documents that the Tenant shall enter into this First Amendment and has duly empowered the person who executed this First Amendment to do so in the name of and on behalf of the Tenant and (3) that the Tenant's execution and performance of this Lease as amended by this First Amendment is consistent with and does not contravene or violate the law and governing documents Under which Tenant is organized and operated.


                                           /s/ Michael D. Webb
                                           -------------------------------------
                                                Secretary / Assistant Secretary


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